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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 26, 1999 and to all references to our Firm, included in this Form 10-K, into Weeks Corporation's previously filed Registration Statements on Form S-8 (File Nos. 333-18305 and 333-1108) and Form S-3 (File Nos. 333-1106, 33-96534, 333-32755, 333-42821 and 333-50871).

                                          ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 26, 1999